UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 13, 2006
G REIT, INC.
(Exact Name of Registrant As Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	0-50261 (Commission File Number)	52-2362509 (I.R.S. Employer Identification Number)
1551 N. Tustin Avenue
Suite 200
Santa Ana, California 92705
(Address of Principal Executive Offices) (Zip Code)
(877) 888-7348
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     As previously disclosed in the public filings of G REIT, Inc., or the Company, the prior performance information included in the Company’s prospectuses dated July 22, 2002 through January 23, 2004 and delivered to investors who purchased an aggregate of 43,865,000 shares of the Company’s common stock in public offerings, or the Prospectuses, contained certain errors. In these Prospectuses, the Company presented information on the prior performance of other real estate investment programs advised, sponsored or managed by Triple Net Properties, LLC, the Company’s advisor, or the Advisor. Certain of the prior performance tables contained in the Prospectuses, or the Historical Tables, contained errors which in some cases had the effect of misstating the revenue generated by, and other financial data of, these programs. The Advisor, with the assistance of outside financial consultants, has reviewed the Historical Tables and has provided revised prior performance information, or the Revised Prior Performance Tables, to revise the incorrect information in the Prospectuses. We are filing the Revised Prior Performance Tables as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Revised Prior Performance Tables

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G REIT, INC.
Date: January 13, 2006	By:	/s/ SCOTT D. PETERS
Scott D. Peters
Chief Executive Officer and President

Exhibit Index

Exhibit No.	Description of Exhibit
99.1	Revised Prior Performance Tables